REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members of I Like A Deal, LLC (a Development Stage Company)

We have audited the accompanying balance sheets of I Like A Deal, LLC (a Development Stage Company) (the Company) as of September 30, 2011 and 2010, and the related statements of operations, members’ capital, and cash flows for the year ended September 30, 2011, for the period March 10, 2010 (date of inception) to September 30, 2010, and for the period March 10, 2010 (date of inception) to September 30, 2011. The Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of I Like A Deal, LLC (a Development Stage Company) as of September 30, 2011 and 2010, and the results of its operations and its cash flows for the year ended September 30, 2011, for the period March 10, 2010 (date of inception) to September 30, 2010 and for the period March 10, 2010 (date of inception) to September 30, 2011, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company will need additional working capital to service its debt and for its planned activity, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in the notes to the financial statements. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Madsen & Associates CPA’s, Inc.

Murray, Utah
December 14, 2011

I Like A Deal, LLC
(A Development Stage Company)
Balance Sheets

	September 30, 2011	September 30, 2010

Assets

Current
Cash	$-	$25
Total current Assets	-	25

Other Assets
Website costs – net of accumulated amortization of $5,000 and $0 respectively	10,000	15,000
Total other assets	10,000	15,000

Total Assets	$10,000	$15,025

LIABILITIES and MEMBERS’ CAPITAL
Current
Accounts payable	80	-
Advances from related parties	36,559	24,891

Total current liabilities	36,639	24,891

Total Liabilities	36,639	24,891

MEMBERS’ CAPITAL

Deficit accumulated during development stage	(26,639)	(9,866)

Total members’ capital	(26,639)	(15,025)

Total liabilities and members’ capital	$10,000	$-

The accompanying notes are an integral part of these financial statements

I Like A Deal, LLC
(A Development Stage Company)
Statements of Operations

	Year ended September 30, 2011	March 10, 2010 (Inception) to September 30, 2010	Cumulative from March 10, 2010 (Inception) to September 30, 2011

Revenue
Consulting fees	$1,012	$-	$1,012

Expenses
Amortization	5,000	-	5,000
General and administrative	12,535	9,273	21,808
Selling and marketing	250	593	843
Total expenses	17,785	9,866	27,651

Net loss	$(16,773)	$(9,866)	$(26,639)

 The accompanying notes are an integral part of these financial statements

I Like A Deal, LLC
(A Development Stage Company)
Statement of Members’ Capital

	Deficit Accumulated During Development Stage	Total Members’ Capital
Balance March 10, 2010, inception	$-	$-
Net loss	(9,866)	(9,866)
Balance September 30, 2010	(9,866)	(9,866)
Net loss	(16,773)	(16,773)
Balance September 30, 2011	$(26,639)	$(26,639)

I Like A Deal, LLC
(A Development Stage Company)
Statements of Cash Flows

	September 30, 2011	March 10, 2010 (Inception) to September 30, 2010	Cumulative from March 10, 2010 (Inception) to September 30, 2011

Cash Flows Used in Operating Activities
Net loss	$(16,773)	$(9,866)	$(26,639)
Adjustments to reconcile net loss to net cash used in operating activities: Amortization	5,000	-	5,000

Changes in operating assets and liabilities:
Accounts payable	80	-	80

Net Cash (Used In) Operating Activities	(11,693)	(9,866)	(21,559)

Cash flows from Investing Activities
Website costs	-	(15,000)	(15,000)

Net Cash (Used In) Investing Activities	-	(15,000)	(15,000)

Cash flows from Financing Activities
Proceeds from issuance of common stock	-	-	-
Payments to related parties	(1,033)		(1,033)
Advances from related parties	12,701	24,891	37,592

Net Cash Provided by Financing Activities	11,668	24,891	36,559

Net increase (decrease) in cash	(25)	25	-

Cash , beginning of period	25	-	-

Cash, end of period	$(80)	$25	$-

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Cash paid for:
Income taxes	$-	$-	$-

Interest	$-	$-	$-

The accompanying notes are an integral part of these financial statements

I LIKE A DEAL, LLC.
(A Development Stage Company)
Notes to the Financial Statements
September 30, 2011

1 .   Nature of operations

I Like A Deal, LLC. (“ILAD”) was incorporated under the laws of the State of Nevada on March 10, 2010. The Company is developing proprietary software and business processes to provide merchants with easy access to a stable and secure mobile commerce transaction engine. The Company intends to attract merchant customers by creating lifestyle vertical m-Commerce platforms, such as coupons that target and appeal to highly sought after niche consumers.

2.   Going concern

These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which assumes that the Company will be able to meet its obligations and continue its operations for its next fiscal year.  Realization values may be substantially different from carrying values as shown and these financial statements do not give effect to adjustments that would be necessary to the carrying values and classification of assets and liabilities should the Company be unable to continue as a going concern.  At September 30, 2011, the Company had not yet achieved profitable operations, has accumulated losses of $26,639 since its inception, has a working capital deficiency of $36,639, and expects to incur further losses in the development of its business, all of which raises substantial doubt about the Company’s ability to continue as a going concern.  The Company’s ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due.

The Company expects to continue to incur losses as it executes its business plan and does not expect to attain profitability in the near future.  Since its inception, the Company has funded operations through advances from an officer and sales of common stock in order to meet its strategic objectives. The Company's future operations are dependent upon external funding and its ability to execute its business plan, realize sales and control expenses.  Management believes that sufficient funding will be available from additional borrowings and private placements to meet its business objectives including anticipated cash needs for working capital, for a reasonable period of time.  However, there can be no assurance that the Company will be able to obtain sufficient funds to continue the development of its business operation, or if obtained, upon terms favorable to the Company.

3.  Summary of significant accounting policies

The accompanying financial statements of I Like A Deal, LLC. have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission (“SEC”).  Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates, which have been made using careful judgment. Actual results may vary from these estimates.

I LIKE A DEAL, LLC.
(A Development Stage Company)
Notes to the Financial Statements
September 30, 2011

The financial statements have, in management’s opinion, been properly prepared within the framework of the significant accounting policies summarized below:

Use of Estimates
Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates, which have been made using careful judgment.  Actual results may vary from these estimates.

Cash and cash equivalents
Cash and cash equivalents are defined as cash on hand, demand deposits and short-term, highly liquid investments with an original maturity of ninety days or less.

Development stage company
As the Company is still developing its business processes, and as significant operations have not commenced, it is considered to be a Development Stage Company.

Revenue Recognition
The Company earns revenue through consulting fees and from transaction fees it charges customers. Consulting fees are recorded in revenue when the service is completed. Transaction fees are recorded in revenue when a customer completes a purchase on the Company’s website and the related transaction fee is charged to the customer’s credit card.

Income taxes
Under the Internal Revenue Code, the tax liability (or benefit) associated with the operations of an LLC passes through to its Members.

Financial instruments

Credit risk
From time to time, ILAD maintain cash deposits with financial institutions, which from time to time may exceed federally insured limits. ILAD has not experienced any losses in connection with these deposits and believes it is not exposed to any significant credit risk from cash.

Fair values
Financial instruments that are subject to fair value disclosure requirements are carried in the financial statements at amounts that approximate fair value and include cash, accounts payable, and advances from related parties. Fair values are based on assumptions concerning the amount and timing of estimated future cash flows and assumed discount rates reflecting varying degrees of risk.

Recent accounting pronouncements
The Company does not expect the adoption of any recent accounting pronouncements to have a material impact on its financial statements.

4.  Website costs

The Company paid third party programmers $15,000 on September 30, 2010, to help create the I Like A Deal application platform which provides the transaction and deal platforms for ILAD Pro. The company uses the platform to provide transactions for coupons for merchant goods and takes a transaction fee on each sale.

I LIKE A DEAL, LLC.
(A Development Stage Company)
Notes to the Financial Statements
September 30, 2011

The Company has chosen to amortize the cost of the website over three years (estimated useful life) and has recorded related amortization expense of $5,000 for the year ended September 30, 2011.

5.  Advances from related parties

During the year ended September 30, 2011 and the period from March 10,2010 (date of inception) to September 30, 2010, the Company received advances from its Directors of $24,891 and $12,701, respectively. During the year ended 2011 a Director was repaid $1,033 of the advances to date. These advances do not bear interest and are payable on demand.

6. Members’ Interest

ILAD’s Members’ Interests have no par value and no authorized limit.

7. Subsequent Events

On October 3, 2011 ILAD’s members completed a Sales Agreement with Marine Drive Mobile Corp. (MDMC), a public company incorporated in Nevada, for the sale of 100% of the outstanding membership interests of I Like A Deal, LLC, pursuant to the terms of the Membership Interests Purchase Agreement, dated August 26, 2011.

Pursuant to the terms of the Purchase Agreement, MDMC issued 1,000,000 shares of its common stock (the “Shares”) to the Selling Members of ILAD, in exchange for one hundred percent (100%) of the issued and outstanding membership interests of ILAD.  The Shares will be held in escrow pursuant to the terms of the Purchase Agreement, such that fifty percent (50%) of the Shares will be released from escrow twelve months from the Closing Date and the remainder of the Shares will be released twenty-four months from the Closing Date.  As additional consideration for the outstanding membership interests of ILAD, the Company issued to the Selling Members warrants to purchase 100,000 shares of common stock of the Company.  The warrants will be exercisable at a price equal to sixty percent (60%) of the closing price of the Company’s common stock as reported by NASDAQ on the Closing Date (“Closing Market Price”) for the first twelve months from the Closing Date and at the Closing Market Price for the second twelve months from the Closing Date. In addition, if the Company achieves at least $10,000,000 in gross sales, the Company will make a one-time earnout payment to the Selling Members of $100,000.